UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

FORUM MERGER III CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 739-7860

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FIIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 10, 2020, Forum Merger III Corporation, a Delaware corporation (“Forum”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of Forum (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELMI”), and Jason Luo, in the capacity as the initial stockholder representative thereto, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELMI (the “Merger”), with ELMI surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of Forum (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). The Business Combination is subject to certain closing conditions, including the Carveout Transaction, as defined below under “—Conditions to Closing.” Prior to the Carveout Transaction, ELMI will have limited operations.

Merger Consideration

The aggregate consideration payable to the stockholders of ELMI at the closing of the Business Combination (the “Closing”) is $1,300,000,000, payable solely in shares of Forum common stock, par value $0.0001 per share (“Common Stock”), valued at $10.00 per share, subject to the purchase price adjustments and deductions as set forth in the Merger Agreement less $292,000,000, the value of the 29,200,000 shares of Common Stock reserved for a new long-term equity incentive plan ($150,000,000 of which are restricted share units with vesting terms substantially similar to the Earnout Shares (as defined below)), less $2,500,000, the value of the Adjustment Escrow Stock (as defined below), and less $50,000,000, the value of the Earnout Shares (the “Closing Merger Consideration”).

In addition, an aggregate of 5,000,000 shares of Common Stock (the “Earnout Shares”) will be placed into escrow at Closing and will be payable to ELMI stockholders (the “ELMI Stockholders”) during the 36-month period following the Closing (the “Earnout Period”) as follows: (i) if the closing price of the Common Stock (the “Closing Price”) equals or exceeds $14.00 on any 20 trading days in any 30-consecutive-day trading period, then 2,500,000 Earnout Shares will be released from escrow to the ELMI Stockholders, and (ii) if the Closing Price equals or exceeds $16.00 on any 20 trading days in any 30-consecutive-day trading period, then the remaining 2,500,000 Earnout Shares will be released from escrow to the ELMI Stockholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELMI Stockholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

Forum has agreed that, at the Closing, Forum will place 250,000 shares of Common Stock into an adjustment escrow account (the “Adjustment Escrow Stock”) to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of Common Stock will either be released to the ELMI Stockholders or released to Forum in accordance with the adjustment mechanisms set forth in the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto, including, among other things, covenants with respect to the conduct of Forum and ELMI during the period between execution of the Merger Agreement and the Closing. The representations, warranties and covenants made under the Merger Agreement will not survive the Closing; provided, any covenants that are to be performed at or after the Closing shall survive until such covenant has been performed or satisfied. No party to the Merger Agreement will have any liabilities to such other parties, other than claims for fraud. Each of Forum and ELMI has agreed to use its reasonable best efforts to cause the Merger to be consummated as promptly as reasonably practicable.

Conditions to Closing

The Closing is subject to the following contracts having been executed in form and substance acceptable to Forum, in its sole discretion: (i) a lease agreement between ELMI and SF Motors Inc. (d/b/a SERES) (“SERES”) relating to a manufacturing plant located in Mishawaka, Indiana, (ii) an exclusive IP license agreement and exclusive patent license agreement between ELMI and SERES relating to the license and/or transfer by SERES to ELMI of certain patents and other key intellectual property, (iii) a transition services agreement between SERES and ELMI, and (iv) a supply agreement between ELMI and Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd., a subsidiary of SERES’ majority stockholder, Chongqing Sokon Industry Group Stock Co. Ltd. (the foregoing collectively referred to as the “Carveout Transaction”).

In addition, the closing is subject to certain other conditions, including that (i) the ELMI Stockholders and the stockholders of Forum approve the Business Combination, (ii) The Nasdaq Stock Market approves for listing the Common Stock to be issued in connection with the Business Combination and (iii) Forum has, including any proceeds from Forum’s private investment in public equity financing and net of any redemptions, at least $125,000,000 unrestricted cash on hand at the Closing.

Termination

The Merger Agreement may be terminated prior to the Closing under certain circumstances, including, among others, (i) by written consent of ELMI and Forum, (ii) by written notice from either Forum or ELMI, if the Closing has not occurred on or before June 30, 2021 (the “Outside Date”), unless the terminating party’s failure to comply with any material respect of its obligations under the Merger Agreement shall have proximately contributed to the failure of the Closing to have occurred on or prior to the Outside Date, (iii) by written notice from either Forum or ELMI, in the event that the other party breaches any of its representations, warranties, covenants or other agreements under the Merger Agreement in any material respect that would result in the failure of the conditions to Forum’s or ELMI’s obligation to consummate the Business Combination and such breach has not been cured by the earlier of 30 days after receiving notice of such breach and the Outside Date, (iv) by ELMI if at any time prior to the approval by Forum’s public stockholders, if the board of directors of Forum shall have effected a change in recommendation and (v) by Forum on or after January 31, 2020, if at such time the Carveout Transaction documents have not been executed in form and substance acceptable to Forum, in its sole discretion.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Forum, ELMI or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Forum’s public disclosures.

Subscription Agreements

In connection with the transactions contemplated by the Merger Agreement, Forum has entered into subscription agreements, each dated December 10, 2020 (collectively, the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”), pursuant to which Forum agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13.0 million shares of Common Stock at $10.00 per share, for an aggregate purchase price of $130,000,000 (the “PIPE Investment”). Pursuant to the Subscription Agreements, Forum has agreed to provide registration rights to the PIPE Investors relating to the sale and issuance of Common Stock. At the Closing, the PIPE Investors and Forum shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Convertible Notes

On December 10, 2020, EMLI issued convertible promissory notes to certain investors in an aggregate principal amount of approximately $25,000,000 (the “Convertible Notes”). Pursuant to the terms of the Merger Agreement, Forum will enter into a joinder to the Convertible Notes, pursuant to which (1) the outstanding principal and accrued interest on the Convertible Notes will convert at Closing into shares of Common Stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909 and (2) Forum will agree to provide registration rights to the holders of Convertible Notes relating to the issuance of Common Stock upon the conversion of the Convertible Notes. The foregoing description of the Convertible Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Convertible Note, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Restrictive Covenant Agreements

In connection with the entry into the Merger Agreement and effective at Closing, Forum entered into restrictive covenant agreements (collectively, the “Restrictive Covenant Agreements”), with Jason Luo, James Taylor, Benjamin Wu and Hailiang Hu (the “Restricted Parties”). Pursuant to the terms of the Restrictive Covenant Agreements, the Restricted Parties have agreed to certain non-compete, non-solicit and non-disparagement provisions. The foregoing description of the Restrictive Covenant Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Restrictive Covenant Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Employment Agreements

In connection with the entry into the Merger Agreement and effective at Closing, ELMI entered into employment agreements (collectively, the “Employment Agreements”) with each of Jason Luo, James Taylor, Benjamin Wu and Hailiang Hu. Pursuant to the Merger Agreement, after Closing, the executive officers of ELMI immediately prior to Closing will be the executive officers of Forum and the surviving corporation of the Merger. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Employment Agreement, a copy of which is attached as Exhibit F to the Merger Agreement and is incorporated by reference herein.

Amended and Restated Registration Rights Agreement

At the Closing, Forum will enter into an amended and restated registration rights agreement (the “A&R RRA”) with Forum Investors III LLC, Forum’s sponsor (“Sponsor”), Jefferies LLC, and the other parties thereto (collectively, the “Investors”), which, among other things, amends and restates the registration rights agreement entered into by and among Forum, Forum’s initial directors and officers, the Sponsor and Jefferies LLC at the time of Forum’s initial public offering. Pursuant to the terms of the A&R RRA, among other things, Forum will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of Common Stock issued or issuable to the Investors.

In addition, the Sponsor will agree that it will not transfer shares of Common Stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of Common Stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-consecutive-day trading period commencing at least 150 days after the Merger and (z) the date on which Forum completes a transaction that results in all of Forum’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Each of the Sponsor and Jefferies LLC will agree that they will not transfer units obtained in a private placement completed in connection with Forum’s initial public offering until 30 days after Closing. ELMI Stockholders will agree that they will not transfer shares of Common Stock received as consideration in the Business Combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of Common Stock received as consideration in the Business Combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing. The foregoing description of the A&R RRA does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R RRA, a copy of which is attached as Exhibit D to the Merger Agreement and is incorporated by reference herein.

Sponsor Support Agreement

In connection with the entry into the Merger Agreement, the Sponsor, the managing member of the Sponsor (“Sponsor Managing Member”) and the managers of the Sponsor Managing Member (collectively, the “Sponsor Parties”) entered into a support agreement (the “Sponsor Support Agreement”) with Forum and ELMI, pursuant to which the Sponsor Parties agreed to, among other things, to vote or cause to be voted (or express consent or dissent in writing, as applicable) all of his, her or its shares of Forum’s common stock that are entitled to vote to approve and adopt the Merger Agreement and the Business Combination. The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Stockholder Support Agreement

As a condition to the Closing of the Business Combination, Forum and the ELMI Stockholders will execute and deliver support agreements (the “Stockholder Support Agreements”), pursuant to which each ELMI Stockholder will agree to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the Business Combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the Business Combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s shares until expiration of the Stockholder Support Agreement. The foregoing description of the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholder Support Agreement, a copy of which is attached as Exhibit 10.5 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Common Stock is incorporated by reference herein. The shares of Common Stock issuable in connection with the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On December 11, 2020, Forum and ELMI issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished hereto as Exhibit 99.1.

In addition, furnished as Exhibit 99.2 hereto is the investor presentation dated December 2020, that will be used by Forum with respect to the Business Combination during a webcast for investors and analysts on December 11, 2020.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Forum under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Forum intends to file a preliminary proxy statement. Forum will mail a definitive proxy statement and other relevant documents to its stockholders. Forum’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about Forum, ELMI and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Forum as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860.

Participants in the Solicitation

Forum and its directors and executive officers may be deemed participants in the solicitation of proxies from Forum’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Forum is contained in Forum’s Registration Statement on Form S-1/A, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

ELMI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum and ELMI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the size, demands and growth potential of the markets for ELMI’s products and ELMI’s ability to serve those markets, ELMI’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMI’s ability to attract and retain customers, the estimated go to market timing and cost for ELMI’s products, the implied valuation of ELMI and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the inability of ELMI to (x) execute the transaction agreements for the Carveout Transaction that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELMI following the announcement of the Business Combination; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (7) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMI may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (14) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the Business Combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum considers immaterial or which are unknown. Forum cautions that the foregoing list of factors is not exclusive. Forum cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMI is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the proposed Business Combination. The consummation of the Business Combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements relating to the Carveout Transaction that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELMI of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the business combination, and (iii) the securing by ELMI of key intellectual property rights related to its proposed business. Forum does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Agreement and Plan or Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo, in the capacity as the initial stockholder representative thereto.
10.1	Form of Subscription Agreement.
10.2	Form of Convertible Promissory Note of Electric Last Mile, Inc.
10.3	Form of Restrictive Covenant Agreement.
10.4	Sponsor Support Agreement, dated as of December 10, 2020, by and among Forum Merger III Corporation, Electric Last Mile, Inc., Forum Investors III LLC, Marshall Kiev and David Boris.
10.5	Form of Stockholder Support Agreement.
99.1	Press Release, dated December 11, 2020.
99.2	Investor Presentation, dated December 2020.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that Forum may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM MERGER III CORPORATION

Dated: December 11, 2020	By:	/s/ David Boris
		Name:	David Boris
		Title:	Co-Chief Executive Officer and Chief Financial Officer

8